UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 11, 2011

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting (the "Annual Meeting") of Shareholders of STRATTEC SECURITY CORPORATION (the "Company") was held on October 11, 2011.  A total of 3,348,560 shares of common stock were eligible and entitled to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.             Proposal 1: Election of Directors:

The following individuals, who were nominated for election to the Board of Directors, were re-elected by the shareholders at the Annual Meeting for a term of three years expiring at the 2014 annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Koss	2,696,679	45,080	0
David R. Zimmer	2,673,424	68,335	0

The nominations were made by the Board of Directors and no other nominations were made by any shareholder. The nominees were completing three year terms as members of the Board of Directors at the date of the Annual Meeting.

The terms of the following directors continued after the Annual Meeting: Harold M. Stratton II (until the 2012 Annual Meeting of Shareholders), Robert Feitler (until the 2012 Annual Meeting of Shareholders) and Frank J. Krejci (until the 2013 Annual Meeting of Shareholders).

2.              Proposal 2: Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The shareholders voted at the Annual Meeting in favor of the compensation of the Company's named executive officers as disclosed in the Proxy Statement for the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,131,112	46,030	564,617	0

3.             Proposal 3: Advisory (non-binding) vote on the frequency of the advisory vote on the executive compensation of the Company's named executive officers:

The shareholders voted to recommend that the Company include an advisory vote on the compensation of the Company's named executive officers pursuant to the rules of the Securities and Exchange Commission (the "Commission") every year.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
1,727,261	384,801	64,735	564,962	0

At the Annual Meeting, the Company, for the first time, submitted a proposal for "Say on Pay" to the shareholders pursuant to Proposal 2 as required by the Dodd-Frank Act and Commission rules and regulations. The Dodd-Frank Act also requires that the Company submit a vote to its shareholders once every six years of a non-binding advisory proposal on the frequency of future "Say on Pay" votes. Shareholders voted at the Annual Meeting on an advisory basis as to whether future "Say on Pay" votes should occur every 1, 2 or 3 years. The Board of Directors recommended that the shareholders vote for every 2 years for the non-binding advisory proposal on the frequency of future advisory votes on executive compensation.

As noted above, the Company's shareholders voted to recommend that they be entitled to vote every year on a non-binding advisory vote on the compensation of the Company's named executive officers.  Immediately after the Annual Meeting, the Company's Board of Directors held its regularly scheduled meeting.  At that meeting, the Board evaluated the voting results with respect to Proposal 3 and determined how frequently the Company will include a shareholder advisory vote on the executive compensation of the Company's named executive officers.  In accordance with the shareholder voting results, in which every "One Year" received the highest number of votes cast on the frequency proposal, the Company's Board of Directors has determined, in spite of its initial recommendation, that future shareholder advisory (non-binding) votes on executive compensation will occur every year.  Accordingly, the next shareholder advisory (non-binding) vote on executive compensation will be held at the Company's 2012 Annual Meeting of Shareholders.  The next required shareholder advisory (non-binding) vote regarding the frequency interval will be held in six years at the Company's 2017 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date:  October 13, 2011
BY /s/ Patrick J. Hansen
       Patrick J. Hansen, Senior Vice President and
       Chief Financial Officer